Prudential
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                    APPLICATION FOR VARIABLE ANNUITY CONTRACT
                                       IN
                      PRUDENTIAL'S VARIABLE INVESTMENT PLAN
Please make check payable to Prudential and mail the check and application to:
The Prudential Insurance Company of America, P.O. Box 2925, Phoenix, AZ 85062.

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1a. Designated Annuitant's name (Please Print)    1b. Date of Birth        Age
                                                  Mo.    Day     Yr.
----------------------------------------------    _____  ___    ____       ___
 2.  Sex            3.  Social Security
 M    F
[ ]  [ ]                ________  _____  _______
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4.  Designated Annuitant's home address

    No. _____ Street ________________City ____________ State ______ Zip ________
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5a. Name of Employer                         5b. Employer Soc Sec #
    (Not applicable to individual IRAs)          or Tax ID #


5c. Name of any Trustee or Administrator
    (if different from Employer)

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5d. Address for Communications and Billing:
    If mail is to be sent to [ ] Employer [ ] Trustee or Administrator, please furnish:

    No. ______ Street ________________City ____________ State ______ Zip _______
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6.  Under what type of Qualified Plan or Program is the contract being applied for? (CHECK ONE)

    [ ] IRA--Individual Retirement Annuity

    [ ] IRA--SEPP (Plan Name)___________________________________________________

        ________________________________________________________________________

    [ ] HR-10/Keogh--Self Employed Plan (name)*_________________________________

        ________________________________________________________________________

    [ ] Corporate plan (name)* _________________________________________________

        ________________________________________________________________________

    [ ] Tax Deferred Annuity (Public School)
    [ ] Tax Deferred Annuity (Non-Profit Organization)

     * Please attach appropriate adoption agreement or Determination Letter where applicable.

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7.  AMOUNT PAID WITH APPLICATION _______________________________       [ ] None
    For IRA Only: Is this amount a rollover from a qualified plan? [ ] Yes [ ] No (if yes, attach Form [ILLEGIBLE] 81953A)
      Calendar year(s) for which payment is to be  applied ______________
    (if for more than one year is stated, specify amount for each year).
    Use remarks section, if necessary.

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8.  INVESTMENT SELECTION: Select one or more subaccount(s):

             (All % allocations must be expressed in whole numbers)

     [ ] Bond                                     ___________%

     [ ] Money Market                             ___________%

     [ ] Common Stock                             ___________%

     [ ] Aggressively Managed Flexible            ___________%

     [ ] Conservatively Managed Flexible          ___________%

     [ ] Other______________                      ___________%

          TOTAL INVESTED                             100%
                                                     ====

     Any future purchases will be allocated in the same percentage(s) as above unless specific instructions to change the allocations are submitted.

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9.   BILLING SCHEDULE (not applicable to individual IRAs)

     [ ] Single Purchase Payment
     [ ] Periodic Purchase Payment Amount $ ________________
     To be paid  [ ] Annually      [ ] Semi-Annually
                 [ ] Quarterly     [ ] Monthly

     Beginning _________________     __________________
                     Month                  Day
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10.  ANNUITY COMMENCEMENT DATE

     Annuity payments to begin
     on the first day of                        ___________   ________
                                                  (Month)      (Year)
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11.  BENEFICIARY DESIGNATION

     Primary ________________________________________________________

     Relationship to                                 Date of
     Annuitant  ____________________________________ Birth __________

     Contingent _____________________________________________________

     Relationship to                                 Date of
     Annuitant  ____________________________________ Birth __________

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12.  Will the annuity applied for replace any existing annuity or life insurance? [ ] Yes [ ] No If yes, please furnish details:
     Name of insured_________________________________________________

     Insurance Company ______________________________________________

     Policy Number(s)________________________________________________
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13.  REMARKS OR SPECIAL REQUESTS




[ ] Check here if Statement of Additional Information desired.
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